EXHIBIT 23.4

CONSENT OF MAGSTAR CAPITAL, LLC

We hereby consent to the inclusion of our opinion letter, dated October 8, 2020, to the Board of Directors of AIM Bancshares, Inc. (the “Company”) as Appendix D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Heartland Financial USA, Inc., and to the references to our firm and to the description of such opinion in such Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit, and we disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Magstar Capital, LLC
Magstar Capital, LLC
Port Chester, New York
October 19, 2020